Exhibit 10.27


                          DATATEC SHARE OPTION SCHEME

                                   Adopted by

                                DATATEC LIMITED
                       (Registration No. (1994/005004/06)

       CONFORMED COPY REFLECTING AMENDMENTS MADE ON 29 SEPTEMBER 2003 AND
           ALL PREVIOUS AMENDMENTS TO THE DATATEC SHARE OPTION SCHEME


1.   INTERPRETATION AND PRELIMINARY

     The heading of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears -

     1.1. words importing -

          1.1.1.  any one gender include the other two genders;

          1.1.2.  the singular include the plural and vice versa; and

          1.1.3. natural person include created entities (corporate or unincorporate) and the state and vice versa;

     1.2. the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

          1.2.1. "the auditors" means the auditors for the time being of the company;

          1.2.2. "beneficiary" means any employee to whom an option has been granted but if the trustees contemplated in clause 1.2.9 are granted an option, means the employee concerned;

          1.2.3. "capitalisation issue" means the issue of share on a capitalisation of the company's profits and/or reserves (including the share premium account and the capital redemption reserve fund);

          1.2.4.  "the company" means DATATEC LIMITED;

          1.2.5. "the directors" means the board of directors for the time being of the company or any committee thereof to whom the powers of the directors in respect of the scheme are delegated in terms of the company's articles of association;


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          1.2.6.  "employee" means anyone employed by the company (including non-executive directors) or any of its subsidiaries or any partnership (of which the company or any subsidiary is a partner having an equity interest of not less than 20% (twenty per centum)), or any associated company in which the company or any of its subsidiaries has an equity interest of not less than 20% (twenty per centum);

          1.2.7. "retrenched employee" means an employee whose employment has been terminated by the company by reason of its being surplus to the requirements of the company;

          1.2.8.  "the JSE" means the Johannesburg Stock Exchange;

          1.2.9. "offeree" means an employee and/or the trustees nomine officio of a trust established primarily for the benefit of the employee and/or one or more of his immediate relations, namely the employee's spouse or his descendants (including an adopted descendant) nominated in terms of the provisions of the scheme to be granted and option;

          1.2.10. "option" means an option to subscribe for shares in the company granted in terms of this scheme;

          1.2.11. "the option date" means the date upon which an option is granted to an offeree;

          1.2.12. "ordinary share" or "share" means an ordinary share in the capital of the company;

          1.2.13. "option price" means the 30 (thirty) day average of the closing market price of the ordinary share immediately preceding the option date but always subject to a minimum price of 200c;

          1.2.14. "retired employee" means any former employee who is a beneficiary on his retirement and has retired at or after the normal retirement age (as laid down in the company's pension fund regulations from time to time), or, with the approval of the directors, prior to the normal retirement age;

          1.2.15. "rights issue" means the offer of any securities of the company or of any other body corporate to all ordinary shareholders of the company pro rata to their holdings;

          1.2.16. "the scheme" means the scheme as set out in this deed, as amended from time to time in terms hereof;


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          1.2.17. "scheme share" means any share in respect of which an option has been granted but not yet exercised;

          1.2.18. "the trust" means the DATATEC SHARE TRUST;

     1.3. any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time;

     1.4. if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement;

     1.5. when any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday;

     1.6. where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

     1.7. expressions defined in this agreement shall bear the same meanings in schedules or annexures to this agreement which do not themselves contain their own definitions;

     1.8. reference to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s.


2.   PURPOSE

     The scheme is intended as an incentive to employees to promote the continued growth of the company by giving them an opportunity to acquire shares therein.


3.   ORDINARY SHARES AVAILABLE FOR THE SCHEME

     3.1. The aggregate number of ordinary shares reserved for the scheme is 15% (fifteen per centum) of the issued share capital from time to time.


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     3.2. The aggregate number of fully paid ordinary shares in respect of which any employee may hold options from time to time in terms of the scheme shall not exceed such amount taking into account any shares offered to the employee under the trust which have not at that time been paid for in full, as may be determined from time to time by the directors of the company, (and, if the JSE's requirements so provide, determined in conjunction with the JSE,) provided that no such maximum imposed shall be less, in respect of any offeree, than the number of shares in respect of which such offeree has already been granted options prior to that date. The present maximum for any one employee is shares aggregating at the time of the granting of such options not more than 1.5% (one decimal five per centum) of the issued share capital of the company.. The limit shall be adjusted in such manner as the auditors certify is fair and reasonable in their opinion as a result of -

          3.2.1.  the sub-division or consolidation of ordinary shares; or

          3.2.2. the issue of additional ordinary shares whether by way of a capitalisation of the company's profits and/or reserves (including the share premium account and the capital redemption reserve fund), or a rights issue.


4.   ELIGIBILITY

     4.1. Employees shall be eligible to participate in the scheme only if and to the extent that options are granted to them and/or the trusts contemplated in clause 1.2.9.

     4.2. The directors in their sole discretion may from time to time by resolution resolve to which of the employees options shall be granted in terms of the scheme. Every such resolution shall specify the name of the employee, the number of shares in respect of which the option is being granted and the option date.

     4.3. Such option shall be granted by delivery to the option holder concerned of an option in the form approved by the directors from time to time.


5.   THE OPTIONS

     5.1. An option shall be granted at the option price.

     5.2. An option shall be governed by the provisions of this deed, to which the option holder shall strictly adhere.

     5.3. The options are irrevocably granted for a period of 10 (ten) years after the option date, but subject to any relevant terms of this deed.

     5.4. An option is personal to and only capable of being exercised by the relevant offeree (or the executor of the deceased estate of the employee concerned).


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     5.5. No beneficiary may sell or otherwise dispose of, transfer, cede or pledge or otherwise encumber any options granted to him in terms of the scheme, provided that such beneficiary may at any time transfer all or any of the options granted to him in terms of the scheme to trustees of a family trust of the beneficiary. For the purposes of this clause 5.5:

          5.5.1 a family trust shall mean a trust whether arising under a settlement, declaration of trust, testamentary disposition or on an intestacy which does not permit any of the property of such family trust or the income therefrom to be applied otherwise than for the benefit of the beneficiary and/or such beneficiary's spouse (or widow or widower) and/or the beneficiary's children;

          5.5.2 the options transferred pursuant to clause 5.5.1 shall not be capable of being exercised by any person other than the trustees of the family trust;

          5.5.3 where options are held by the trustees of a family trust pursuant to the provisions of this clause 5.5:

                  5.5.3.1 such options shall on any change of such trustees of the family trust be transferred to the new trustees of such family trust;

                  5.5.3.2 if and whenever such beneficiary under the scheme's rules ceases to be a trustee and/or beneficiary of such family trust, the trustees of the family trust shall be deemed immediately to have transferred the options to the original beneficiary under the scheme's rules; and

                  5.5.3.3 if and whenever such beneficiary under the scheme's rules ceases to be a trustee and/or beneficiary of such family trust, and the trustees of the family trust have exercised the options held by such trustees of such family trust pursuant to the provisions of clause 5.5.2, the trustees of the family trust shall be deemed immediately to have transferred any shares they acquired as a result of such exercise of the options to the original beneficiary under the scheme's rules.

     5.6. Each option may only be exercised in respect of 100 (one hundred) shares or multiples thereof at a time, or in full.

     5.7. If a beneficiary wishes to exercise an option, he may do so only in writing within the period stipulated and shall sign such written exercise provided that after his death, such written exercise may be signed by the executor of his estate. Such written exercise of the option must be delivered to the secretary of the company, must be accompanied by the option price for the shares in respect of which that exercise relates or by an instruction to sell the shares or sufficient thereof to meet the beneficiary's obligations arising from the exercise in terms of the scheme, and if it is not signed by the beneficiary personally, must be accompanied


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          by proof, to the satisfaction of the directors, of the authority of the signatory. The option shall only be regarded as exercised on the day the shares relating to the option are listed on the JSE, provided that if the beneficiary instructs the company to dispose of any of the shares on his behalf on the business day immediately following their listing at ruling market prices on that date, the exercise date in respect of those shares sold shall be deemed to be the date of disposal by the company. If the beneficiary concerned fails to deliver the option price in respect of the shares in respect of which an option has been exercised to the secretary of the company, simultaneously with the written exercise of the option, such exercise shall be of no effect, unless the company has been instructed to dispose of such shares on behalf of the employee.

     5.8. An option may only be exercised whether or not the beneficiary has retired after the expiration of 1 (one) year from the option date in question in respect of 25% (twenty five per centum) of the shares subject to the option, after the expiration of 2 (two) years in respect of a further 25% (twenty five per centum) of such shares subject to the option, after the expiration of 3 (three) years in respect of a further 25% (twenty five per centum) of the shares subject to the option and after the expiration of 4 (four) years from the option date in respect of the remaining shares subject to the option (it being recorded that such percentages shall be carried forward on a cumulative basis), other than in the following circumstances -

          5.8.1. the directors shall be entitled if in their opinion special circumstances exist and in consequence of which they consider it reasonable to permit the exercise of the option (in whole or in part) prior to the date on which it could be otherwise exercised, to permit such exercise;

          5.8.2. if so determined by the directors, at any time after an offer to all shareholders of the company (other than the offeror) to acquire their shares, or a scheme of arrangement between the company and its shareholders (or any class of them), or any other scheme or arrangement including the sale, re-organisation or reconstruction of the company's share capital by virtue of which control of the company would pass, becomes unconditional (whether in its original or revised form), or is sanctioned by court, as the case may be;

          5.8.3. a beneficiary shall be entitled to exercise any option in full subject to it not having lapsed -

                  5.8.3.1. within 12 (twelve) months after becoming a retrenched employee subject to clause 5.8.3.3. If the beneficiary does not exercise the option within such period, it shall lapse;

                  5.8.3.2. within 12 (twelve) months after the death of the employee concerned even if, had the employee concerned been alive, he would not have been entitled to exercise the option (in


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                             whole or in part). If the estate does not exercise
                             the option within such 12 (twelve) month period, it shall lapse;

                  5.8.3.3. in the case of a retrenched employee his right to exercise shall be limited to those options capable of exercise in terms of clause 5.8 together with those options becoming so capable within 6 (six) months of the date of written notice of retrenchment.

     5.9.  An option shall lapse -

           5.9.1.  as contemplated in clause 5.8; or

           5.9.2. if an employee ceases to be an employee, other than on his death or on his becoming a retired employee or on his becoming a retrenched employee or for any other reason that the directors may in their absolute discretion consider valid but excluding a cessation on grounds which justify summary dismissal at common law;

           5.9.3. if the interest of a beneficiary in an option is attached under any circumstances whatever and the directors pass a resolution to the effect; or

           5.9.4. if not duly exercised by the tenth anniversary of the option date;

           5.9.5.  if not duly exercised by the person contemplated in clause
                   5.4.

     5.10. The shares in respect of which an option is exercised shall be fully paid, rank pari passu with the existing ordinary shares and shall be allotted and issued by the directors within 14 (fourteen) days after the exercise of the option. The directors shall use their best endeavours to procure that a listing is granted in respect of the shares on the stock exchanges on which the company's shares are listed and quoted.

     5.11. For the purposes hereof, an employee shall be deemed to cease to be employed -

           5.11.1. if there are grounds which would have justified a summary dismissal of the employee at common law and the directors elect to rely on them, on the date upon which such grounds arose; or otherwise

           5.11.2. on the day on which notice of termination of his employment is given.


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6.   SALE OF SHARES

     6.1. After a beneficiary has exercised any option and paid the option price in respect of those scheme shares, such beneficiary shall not be entitled to sell any such shares without the prior written consent of the directors, save as follows and in such event only after notifying the directors of the company in writing, other than in the following circumstances -

          6.1.1. up to 25% (twenty five per centum) after the 1 (one) year as from the option date;

          6.1.2. up to a further 25% (twenty five per centum) after 2 (two) years as from the option date;

          6.1.3. up to a further 25% (twenty five per centum) after 3 (three) years as from the option date;

          6.1.4. up to the balance after 4 (four) years as from the option date, it being recorded that the aforementioned provisions shall apply on a cumulative basis, other than in the following circumstances :-

                  6.1.4.1.   as contemplated in clause 6.2;

                  6.1.4.2. if so determined by the directors, at any time after an offer to all shareholders of the company (other than the offeror), to acquire their share, or a scheme of arrangement between the company and its shareholders (or any class of them), or any other scheme or arrangement including the sale, re-organisation or reconstruction of the company's share capital by virtue of which control of the company would pass, become unconditional (whether in its original or revised form), or is sanctioned by court, as the case may be;

                  6.1.4.3. a beneficiary (or his executor) shall be entitled to sell any shares in respect of which an option has been duly exercised-

                             (a) within 12 (twelve) months after becoming a retired employee or a retired employee or a retrenched employee;

                             (b) within 12 (twelve) months after the death of the employee concerned.

     6.2.

          6.2.1. Notwithstanding the provisions of clause 6.1, if a beneficiary ceases to be an employee (within the meaning of that term as


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                  defined) by reason of death, serious incapacity, serious
                  disability or for any other reason that the directors may in their absolute discretion consider valid but excluding the summary dismissal of such beneficiary on grounds which justify summary dismissal at common law then, within 60 (sixty) days thereafter, such beneficiary or his executor, as the case may be, shall be entitled, by written notice to the directors, to require them to permit him to sell all or any of the shares which were originally scheme shares but which had since been fully paid for and which are owned by such beneficiary at that time.

          6.2.2. If a beneficiary ceases to be an employee (within the meaning of that term as defined) by reason of the summary dismissal of such beneficiary (or if grounds existed which would have entitled the company to summarily dismiss the employee and the directors elect to rely on them), then he shall not enjoy the rights referred to in clause 6.2.1.

7.   ADJUSTMENT ON REORGANISATION OF COMPANY OR SHARE CAPITAL

     7.1. If the company, at any time before any option is duly exercised -

          7.1.1.  is put into liquidation for the purposes of reorganisation;
                  or

          7.1.2. is a party to a scheme of arrangement affecting the structure of its share capital; or

          7.1.3.  ceases to retain a nominal value for its shares; or

          7.1.4.  reduces its capital; or

          7.1.5.  splits or consolidates its shares; or

          7.1.6.  is a party to a reorganisation; or

          7.1.7.  has a capitalisation or rights issue; or

          the auditors shall, if they are requested to do so by the directors, be entitled in writing to effect such adjustments to the option price in respect of the scheme shares as they shall consider fair and reasonable in the circumstances, subject (where necessary) to the sanction of the court. The auditors shall act as experts and not as arbitrators and their decision shall be final and binding.

     7.2. If the company is placed in liquidation otherwise than in terms of clause 7.1 above, this scheme and any options granted hereunder which have not been exercise at the date, shall ipso facto lapse from the date of liquidation.

For the purpose hereof "date of liquidation" shall mean the date upon which any application (whether provisional or final) for the liquidation of the company is lodged at the relevant court.


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8.   TAKE OVER OF COMPANY

     8.1. If an offer is made or a scheme of arrangement proposed by virtue of which control of the company would pass to another person or company, then in addition to the provisions of clause 5.8.2, the directors shall use their best endeavours to procure that the same or a similar offer be made or scheme of arrangement proposed, as the case may be, to all beneficiaries in respect of all scheme shares.

     8.2. If control of the company passes to another person or company as a result of a take over or reconstruction or amalgamation which makes provision for beneficiaries to be granted options in respect of shares to be issued by such other person or in such other company on terms, in the opinion of the auditors (acting as experts and not as arbitrators and whose decision shall be final and binding), not less favourable than those on which the beneficiaries are entitled to exercise their options (taking into account any rights issues), the beneficiaries shall be obliged to accept options in respect of shares in such other company on such terms in lieu of the existing options.


9.   DISPUTE

     Any dispute arising under this scheme shall be referred to the auditors (acting as experts and not as arbitrators) who shall make a decision in respect thereof and whose decision shall be final and binding on all parties to the dispute.


10.  AMENDMENTS

     10.1. This deed may be amended from time to time by the directors but -

           10.1.1. the terms of any option or conditions of allotment of any scheme share may not be altered without such consent on the part of the beneficiaries concerned (treated as a separate class) as would be required under the company's articles of association for a variation or cancellation of the rights attached to the scheme shares in question;

           10.1.2. if so required, the consent of the JSE shall be obtained;

           10.1.3. no amendment in respect of the following matters shall operate unless such amendment has received the approval of the company in general meeting -

                   10.1.3.1. the persons who may become beneficiaries under the scheme;

                   10.1.3.2. an amendment to the provisions of clauses 1.2.6, 1.2.10, 1.2.13, 5.3, 5.5, 5.7, 5.8, 5.9, 6 and 8.


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     10.2. Notwithstanding the provisions of clause 10.1, if it should become necessary or desirable by reason of the enactment of any new act or regulation at any time after the signing of this scheme, to amend the provisions of the scheme so as to preserve the substance of the provisions contained herein but to amend the form so as to achieve the objectives embodied herein in the best manner having regard to such new legislation, the directors may amend this scheme accordingly but without prejudice to the beneficiaries concerned.

     10.3. Notwithstanding anything to the contrary herein or elsewhere contained should it from time to time become necessary or desirable, by reason of the company obtaining or wishing to apply for a listing on any Stock Exchange in addition to and other than its listing upon The Johannesburg Stock Exchange to amend the provisions of this scheme so as to enable it to comply with the requirements of such other Stock Exchange or to be more readily acceptable within the area of jurisdiction of such Stock Exchange, then the directors may amend this scheme accordingly but not so as to prejudice any beneficiaries existing at the time of such amendment.


11.  DISCLOSURE IN ANNUAL FINANCIAL STATEMENTS

     The company shall disclose in its annual financial statements -

     11.1. the number of shares and of debentures for the option scheme;

     11.2. the number of options granted to beneficiaries which have yet to be exercised;

     11.3. the number of options exercised during such financial year;

     11.4. if the company is listed on the JSE such other disclosure as may be required in terms of the rules of the JSE from time to time.


12.  ISSUE OF SHARES TO ANY PARTY

     The company shall be entitled at any time to issue new shares to any party on such terms and conditions as the directors may determine. None of the beneficiaries (nor their representatives nor their successors-in-title) shall have any action of whatsoever nature arising from any such issue of shares to any party.


THUS DONE and SIGNED at _____________________ on this _________ day of ________________ 2004.


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AS WITNESSES

1.


2. ______________________
Director


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